SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 23, 2015

BANK OF THE JAMES FINANCIAL GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Virginia	001-35402	20-0500300
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

828 Main Street, Lynchburg, VA		24504
(Address of principal executive offices)		(Zip Code)

(434) 846-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Private Placement of Common Stock

On November 23, 2015, Bank of the James Financial Group, Inc. (the “Company”) entered into Purchase Agreements (the “Purchase Agreements”) with certain accredited investors (the “Investors”). Pursuant to the Purchase Agreements, the Investors will purchase an aggregate of 1,000,000 shares of the Company’s Common Stock (the “Common Stock”) at a price of $11.52 per share, as part of a private placement (the “Private Placement”). The Company expects that the Private Placement will close on or about November 30, 2015. The gross proceeds to the Company from the Private Placement will be $11,520,000, of which $10,000,000 will be used by the Company to prepay in full notes issued in the second quarter of 2012 (the “2012 Notes”). The 2012 Notes bear interest at the rate of 6% per year with quarterly payments of interest only. The 2012 Notes mature on April 1, 2017, but are subject to prepayment in whole or in part, at the Company’s sole discretion on 30 days’ written notice to the holders. The Company intends to notify the noteholders of its intent to prepay the 2012 Notes on or promptly following the date on which it closes the Private Placement. The remaining proceeds from the Private Placement will be retained by the Company to pay related transaction fees and expenses and for general corporate purposes.

The Purchase Agreements contain representations and warranties and covenants of the Company and the Investors that are customary in private placement transactions. The provisions of the Purchase Agreements also include an agreement by the Company to indemnify the Investors against certain liabilities.

The Purchase Agreements require the Company to file a registration statement with the Securities and Exchange Commission (the “SEC”) to register for resale the 1,000,000 shares of common stock issued to the Investors in the Private Placement. The registration statement must be filed not later than 30 days after the closing of the Private Placement and the Company must to use commercially reasonable efforts to cause such registration statement to be declared effective, subject to certain exceptions, the earlier of (i) the 120th calendar day following the closing of the Private Placement in the event that such registration statement is subject to review by the SEC and (ii) if the Company is notified by the SEC that such registration statement will not be reviewed, then 90 calendar days following the closing of the Private Placement. The Company will be required to make certain payments as liquidated damages under the Purchase Agreements to the Investors in certain circumstances if the registration statement is not (i) filed with the SEC within specific time periods, (ii) declared effective by the SEC within specified time periods or (iii) available (with certain limited exceptions) after having been declared effective.

The foregoing description of the Purchase Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreements in the form filed as Exhibits 10.1, which is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information regarding the Private Placement set forth under Item 1.01 is incorporated by reference into this Item 3.02. The issuance of shares of Common Stock pursuant to the Private Placement is a private placement to “accredited investors” (as that term is defined under Rule 501 of Regulation D), and is exempt from registration under the Securities Act of 1933 (“Securities Act”), in reliance upon Section 4(2) of the Securities Act and Regulation D Rule 506, as a transaction by an issuer not involving a public offering.

Item 7.01	Regulation FD Disclosure

The attached investor presentation contains information that members of management of the Company used in connection with the Private Placement described in Item 1.01. Management may use the presentation from time to time, either all or in part, during visits with investors, analysts, and other interested parties to assist such parties’ understanding of the Company. The investor presentation materials are available in the Investor Relations section of the Company’s website (www.bankofthejames.com).

The investor presentation materials are attached hereto as Exhibit 99.1 to this report. The investor presentation materials are being furnished, not filed, under item 7.01 of this Form 8-K.

Item 8.01 - Other Events

On November 24, 2015, the Company issued a press release announcing entry into the Purchase Agreements. A copy of the Press Release announcing the entry into the Purchase Agreements as Exhibit 99.2.

Item 9.01 - Financial Statements and Exhibits

(a) Financial statements of businesses acquired – not applicable

(b) Pro forma financial information – not applicable

(c) Shell company transactions – not applicable

(d) Exhibits

Exhibit No.	Exhibit Description

10.1	Purchase Agreement

99.1	Investor Presentation

99.2	Press Release Dated November 24, 2015

SIGNATURE

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: November 24, 2015	BANK OF THE JAMES FINANCIAL GROUP, INC.

	By	/s/ J. Todd Scruggs
J. Todd Scruggs
Secretary-Treasurer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Purchase Agreement

99.1	Investor Presentation

99.2	Press Release Dated November 24, 2015